SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 4, 2004


                               Cox Radio, Inc.

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             (Exact name of registrant as specified in its charter)



   Delaware                       1-12187                 58-1620022
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(State or other               (Commission File         (I.R.S. Employer
jurisdiction of                Number)                  Identification No.)
incorporation)



        6205 Peachtree Dunwoody Road
              Atlanta, Georgia                            30328
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     (Address of principal executive offices)               (Zip Code)



                                    (678) 645-0000

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                 (Registrant's telephone number, including area code)




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Item 5.    Other Events

         On June 4, 2004, Cox Radio entered into a new five-year credit agreement with a group of lenders pursuant to which such lenders agreed to provide Cox with up to $500 million in borrowing capacity. This new credit facility supercedes and replaces Cox Radio's 364-day and five-year credit facilities and includes terms substantially similar to the replaced credit agreements. Cox Radio currently has approximately $145 million of outstanding indebtedness under the new credit facility, which represents amounts outstanding under the old five-year facility that were rolled-over to the new facility. No amounts were outstanding under the 364-day facility when it was terminated.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COX RADIO, INC.

Date:  June 8, 2004                     By:  /s/ Andrew A. Merdek
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                                            Name:  Andrew A. Merdek
                                            Title: Secretary